Exhibit 99.5

PROXY

HARBOR POINT LIMITED

(the “Company”)

For use by shareholders of the Company at the Special General Meeting of Shareholders to be held at Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda on            , 2010 at             a.m. Atlantic Time (the “Meeting”).

[AFFIX SHAREHOLDER LABEL]

I/we, being the holder of Class A voting common shares, $1.00 par value per share, of the Company (“Harbor Point Common Shares”) HEREBY APPOINT              and             , or either of them acting singly, with full power of substitution and resubstitution, as my/our proxy to vote all Harbor Point Common Shares held of record by me/us on             , 2010, the record date of the Meeting, on my/our behalf at the Meeting and at any postponement or adjournment thereof, with respect to all matters that may arise at the Meeting and at any postponement or adjournment thereof.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS BELOW.

I/we direct our proxy to vote on the resolutions set out in the notice dated             , 2010 (the “Notice”) as follows:

RESOLUTION	FOR	AGAINST	ABSTAIN
1 – To approve and adopt the Agreement and Plan of Amalgamation, dated as of March 3, 2010, among the Company, Max Capital Group Ltd. and Alterra Holdings Limited (the “Amalgamation Agreement”) and the amalgamation of the Company and Alterra Holdings Limited as contemplated by the amalgamation agreement (the “Amalgamation”).

2 – To authorize the approval of a change in Harbor Point Re Limited’s name to “Alterra Reinsurance Limited,” contingent upon consummation of the Amalgamation, pursuant to the Amalgamation Agreement.

3 – To authorize the approval of a change in Harbor Point Agency Limited’s name to “Alterra Agency Limited,” contingent upon consummation of the Amalgamation, pursuant to the Amalgamation Agreement.

4 – To authorize the approval of a change in Harbor Point Investments Europe Limited’s name to “Alterra Investments Europe Limited,” contingent upon consummation of the Amalgamation, pursuant to the Amalgamation Agreement.

5 – To transact such other further business, if any, as may lawfully be brought before the Meeting, including to approve an adjournment of the Meeting for the solicitation of additional proxies from Harbor Point shareholders in favor of any of the above proposals.

Please sign exactly as your name(s) appear(s) hereon. If you are acting as an attorney-in-fact, corporate officer, or in a fiduciary capacity, please indicate the capacity in which you are signing.

Signature:
Print Name:
Title:
Date:

DIRECTIONS

1.	Please indicate how you wish to vote by marking an X opposite to the resolution. If you abstain on a resolution, your vote will be counted towards a quorum but will not be counted in the calculation of the votes for and against that resolution.

2.	In the case of joint holders of shares, the vote of the senior who tenders a vote, whether in person or by proxy or by representative, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the share register of the Company.

3.	A corporation’s or partnership’s form of proxy shall be executed pursuant to authority of its directors or any other managing body thereof.

4.	This proxy, to be valid, must be lodged with the Company Secretary at Harbor Point Services, Inc., 4 Essex Avenue, Bernardsville, New Jersey 07924 prior to the Meeting or any postponement or adjournment thereof, together, if appropriate, with the power of attorney or other written authority, if any, under which it is signed. Any alterations made to this form should be initialled.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES THAT IT REPRESENTS WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. YOU HEREBY ACKNOWLEDGE RECEIPT OF THE NOTICE AND THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

THE VALIDITY OF THIS PROXY IS GOVERNED BY THE BERMUDA COMPANIES ACT 1981, AS AMENDED, AND THE COMPANY’S BYE-LAWS. THIS PROXY DOES NOT REVOKE ANY PRIOR POWERS OF ATTORNEY EXCEPT FOR PRIOR PROXIES DELIVERED IN CONNECTION WITH THE MEETING. THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES DELIVERED IN CONNECTION WITH THE MEETING.

PLEASE RETURN THIS PROXY TO:	CAROL S. RIVERS
HARBOR POINT SERVICES, INC.
4 ESSEX AVENUE
BERNARDSVILLE, NEW JERSEY 07924